UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2021

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share 5.75% Notes due 2023	MRCC MRCCL	The Nasdaq Global Select Market The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2021, in connection with a previously announced public offering, Monroe Capital Corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the Indenture, dated September 12, 2018, between the Company and the Trustee (together with the Second Supplemental Indenture, the “Indenture”). The Second Supplemental Indenture relates to the Company’s issuance, offer and sale of $130 million in aggregate principal amount of its 4.75% Notes due 2026 (the “Notes”).

The Notes will mature on February 15, 2026, unless previously redeemed or repurchased in accordance with their terms. The interest rate of the Notes is 4.75% per year and will be paid semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 2021. The Notes are the Company’s direct unsecured obligations and rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness, including the Company’s outstanding 5.75% notes due 2023 (the “2023 Notes”); senior to any series of preferred stock that the Company may issue in the future; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Company’s senior secured revolving credit facility with certain lenders party thereto and ING Capital LLC, as administrative agent (as amended from time to time, the “Credit Facility”); and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s existing or future subsidiaries.

The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option, at a redemption price (as determined by the Company) equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined in the Second Supplemental Indenture) plus 50 basis points; provided, however, that if the Company redeems any Notes on or after November 15, 2025 (the date falling three months prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

In addition, if a Change of Control Repurchase Event (as defined in the Second Supplemental Indenture) occurs prior to maturity of the Notes, holders of the Notes will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any successor provisions, to comply with Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act, or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and certain other exceptions, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The Notes were offered and sold in an offering registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form N-2 (Registration No. 333-237740) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated January 15, 2021, a final prospectus supplement dated January 15, 2021 and the pricing term sheet filed with the SEC on January 15, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on January 25, 2021.

The Company intends to use the net proceeds from the offering to redeem all of the outstanding 2023 Notes and repay a portion of the amount outstanding under the Credit Facility. However, the Company may re-borrow under the Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with the Company’s investment objective and strategies and for working capital and general corporate purposes.

The foregoing descriptions of the Second Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Supplemental Indenture and the form of global note representing the Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of January 25, 2021, by and between Monroe Capital Corporation and U.S. Bank National Association, as trustee.
4.2	Form of Global Note with respect to the 4.75% Notes due 2026 (incorporated by reference to Exhibit 4.1 hereto).
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name:	Aaron D. Peck
Title:	Chief Financial Officer

Dated: January 25, 2021